     As filed with the Securities and Exchange Commission on April 13, 2001
                                                      REGISTRATION NO. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                          DATA BROADCASTING CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                            13-3668779
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                              Identification No.)


                                 22 Crosby Drive
                          Bedford, Massachusetts 01730
                                 (781) 687-8800
      (Address, including telephone number, of Principal Executive Offices)



                          DATA BROADCASTING CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)


                                 ANDREA H. LOEW
                                 GENERAL COUNSEL
                                 22 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 687-8800

                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:

                             GARY S. ROTHSTEIN, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                               FAX: (212) 309-6273

                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
                                                AMOUNT TO BE           OFFERING        AGGREGATE OFFERING        REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED            REGISTERED         PRICE PER SHARE            PRICE                FEE (4)
Common Stock, $.01 par value                    14,618,725(1)            $6.85(2)        $100,138,266.25           $25,034.57
                                                      592,775            $4.75(3)          $2,815,681.25              $703.92
                                                        5,000            $5.03(3)             $25,150.00                $6.29
                                                        5,000            $4.50(3)             $22,500.00                $5.63
                                                       87,500            $4.00(3)            $350,000.00               $87.50
                                                        1,500            $4.25(3)              $6,375.00                $1.59
                                                      100,000          $3.8125(3)            $381,250.00               $95.31
                                                        5,000            $2.88(3)             $14,400.00                $3.60
                                                       60,000            $3.00(3)            $180,000.00               $45.00
                                                        5,000            $3.94(3)             $19,700.00                $4.93
                                                        2,500            $3.88(3)              $9,700.00                $2.43
                                                        3,000            $4.09(3)             $12,270.00                $3.07
                                                       10,000            $5.00(3)             $50,000.00               $12.50
                                                        4,000            $5.22(3)             $20,880.00                $5.22
                                                      300,000            $7.91(3)          $2,373,000.00              $593.25

Total                                              15,800,000                            $106,419,172.50           $26,604.81

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 2000 Long-Term Incentive Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the ask and bid prices for the common stock as reported on the Nasdaq OTC Bulletin Board for April 9, 2001.

(3) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options under the 2000 Long-Term Incentive Plan may be exercised.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .000250.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of this Registration Statement on Form S-8.

                                     -I-1-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by us with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 28, 2001.

         (b) Our Current Report describing certain material events on Form 8-K filed with the Commission on January 23, 2001.

         (c) Our Registration Statement on Form S-3 (Registration No. 333-21557), filed with the Commission on February 11, 1997, describing our common stock, including any amendments or reports filed for the purpose of updating any such description.

         All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts.

         The consolidated financial statements included in the our Annual Report on Form 10-K for the year ended December 31, 2000 incorporated by reference in this Registration Statement have been audited by PricewaterhouseCoopers, LLP independent public accountants, as indicated in their report dated February 7, 2001, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                     -II-1-

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         The Company's Amended and Restated Certificate of Incorporation, as amended, and Article VII of the Company's By-Laws provide, in general, that the Company shall indemnify its directors and officers under the circumstances defined in Section 145.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

                                     -II-2-

Item 8.  Exhibits.

         Exhibit           Description
         4.1               Amended and Restated Certificate of Incorporation of
                           Data Broadcasting Corporation, as amended, (filed as
                           Exhibit 3.1 of the Annual Report on Form 10-K for the
                           year ended June 30, 1995 filed on September 27, 1996
                           and as Exhibits 3.3 and 3.4 of the Annual Report on
                           Form 10-K for the year ended December 31, 2000 filed
                           on March 28, 2001).*

         4.2               By-Laws of Data Broadcasting Corporation, (filed as
                           Exhibit 3.2 to the Registration Statement on Form
                           8-A, filed on June 15, 1992).*

         4.3               Data Broadcasting Corporation 2000 Long-Term
                           Incentive Plan, (filed as Exhibit 10.3 of the Annual
                           Report on Form 10-K for the year ended December 31, 2000 filed on March 28, 2001).*

         5.1               Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of PricewaterhouseCoopers, LLP.

         23.2              Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5.1).

         24 Powers of Attorney (included on page II-5 of this Registration Statement).

*  Incorporated by Reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in

                                     -II-3-
periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     -II-4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, the Commonwealth of Massachusetts, on April 13, 2001.

                                           DATA BROADCASTING CORPORATION


                                           By:  /s/ Stuart J. Clark
                                                -------------------------------
                                                  Stuart J. Clark
                                                  Chief Executive Officer
                                                  April 13, 2001


         Each person whose signature appears below constitutes and appoints each of Andrea H. Loew and Stuart J. Clark, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

                 Signature                                      Title                           Date
                 ---------                                      -----                           ----
/s/ Stuart J. Clark                             President, Chief Executive Officer and       April 13, 2001
-------------------------------------           Director (principal executive officer)
Stuart J. Clark

/s/ Steven G. Crane                             Executive Vice President and Chief           April 13, 2001
-------------------------------------           Financial Officer (principal financial
Steven G. Crane                                 and accounting officer)



                                     -II-5-

/s/ Stephen Hill                               Chairman of the Board                        April 13, 2001
-------------------------------------
Stephen Hill


/s/ John Fallon                                Director                                     April 13, 2001
-------------------------------------
John Fallon


/s/ Donald P. Greenberg                        Director                                     April 13, 2001
-------------------------------------
Donald P. Greenberg


/s/ Alan Hirschfield                           Director                                     April 13, 2001
-------------------------------------
Alan Hirschfield


/s/ Philip J. Hoffman                          Director                                     April 13, 2001
-------------------------------------
Philip J. Hoffman


/s/ Gloria Samuels                             Director                                     April 13, 2001
-------------------------------------
Gloria Samuels


/s/ Giles Spackman                             Director                                     April 13, 2001
-------------------------------------
Giles Spackman


/s/ Allan R. Tessler                           Director                                     April 13, 2001
-------------------------------------
Allan R. Tessler

                                     -II-6-

                                    EXHIBITS



         Exhibit           Description
         -------           -----------
         4.1               Amended and Restated Certificate of Incorporation of
                           Data Broadcasting Corporation, as amended, (filed as
                           Exhibit 3.1 of the Annual Report on Form 10-K for the
                           year ended June 30, 1995 filed on September 27, 1996
                           and as Exhibits 3.3 and 3.4 of the Annual Report on
                           Form 10-K for the year ended December 31, 2000 filed
                           on March 28, 2001).*

         4.2               By-Laws of Data Broadcasting Corporation, (filed as
                           Exhibit 3.2 to the Registration Statement on Form
                           8-A, filed on June 15, 1992).*

         4.3               Data Broadcasting Corporation 2000 Long-Term
                           Incentive Plan, (filed as Exhibit 10.3 of the Annual report on Form 10-K for the year ended December 31, 2000 filed on March 28, 2001).*

         5.1               Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of PricewaterhouseCoopers, LLP.

         23.2              Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5.1).

         24 Powers of Attorney (included on page II-5 of this Registration Statement).

*  Incorporated by Reference.


                                     -II-7-